EXHIBIT 32.2

      STATEMENTS REQUIRED BY 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report on Form 10-K/A (Amendment No. 1) of 21st Century Holding Company (the "Company") for the year ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, J. G. Jennings, III, Chief Financial Officer of the Company, certify that - the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and - information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                       /s/ James. G. Jennings, III
                                       -----------------------------------------
                                       James. G. Jennings, III

April 29, 2005

The foregoing certification is made solely for the purpose of 18 U. S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.